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                                                                    Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cooper Cameron Corporation for the registration of 1,006,500 shares of its common stock and to the incorporation by reference therein of our report dated January 27, 2003, with respect to the consolidated financial statements of Cooper Cameron Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP
                                                  Ernst & Young LLP

Houston, Texas
April 1, 2003